AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FIRST QUARTER 2017

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•
All financial information contained herein is unaudited, except for the consolidated balance sheets at December 31, 2016 and December 31, 2015 and consolidated statements of income for the years then ended.

•	Amounts may not reconcile exactly due to rounding differences.

•
During the second quarter of 2015, AXIS Capital Holdings Limited (the "Company") early adopted the Accounting Standard Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis” issued by the Financial Accounting Standards Board. The adoption of this amended accounting guidance resulted in the Company concluding that it is no longer required to consolidate the results of operations and the financial position of AXIS Ventures Reinsurance Limited (“Ventures Re”), a Bermuda domiciled insurer. The Company adopted this revised accounting guidance using the modified retrospective approach and ceased to consolidate Ventures Re effective as of January 1, 2015. The first quarter 2015 results have been adjusted to reflect the adoption of this guidance throughout this document. There was no impact from the adoption of ASU 2015-02 on the Company’s cumulative retained earnings.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates,

•	the occurrence and magnitude of natural and man-made disasters,

•	losses from war, terrorism and political unrest or other unanticipated losses,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	our inability to purchase reinsurance or collect amounts due to us,

•	the breach by third parties in our program business of their obligations to us,

•	difficulties with technology and/or data security,

•	the failure of our policyholders and intermediaries to pay premiums,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations and potential government intervention in our industry,

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values, and

•	the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset (most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.
Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.
Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.
Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. The Company provides credit insurance coverage to mortgage guaranty insurers and government sponsored entities. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.
Motor: provides coverage to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. We offer traditional proportional and non-proportional reinsurance as well as structured solutions.
Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.
Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.
Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
The reinsurance segment also writes, primarily derivative based, risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended March 31,
		2017	2016	Change

HIGHLIGHTS	Gross premiums written	$1,911,871	$1,959,161	(2.4%)
	Gross premiums written - Insurance	36.3%	33.3%	3.0	pts
	Gross premiums written - Reinsurance	63.7%	66.7%	(3.0)	pts
	Net premiums written	$1,508,959	$1,685,806	(10.5%)
	Net premiums earned	$938,703	$902,340	4.0%
	Net premiums earned - Insurance	48.8%	48.6%	0.2	pts
	Net premiums earned - Reinsurance	51.2%	51.4%	(0.2)	pts
	Net income available to common shareholders	$5,014	$38,417	(86.9%)
	Non-GAAP Operating income [a]	50,964	101,274	(49.7%)
	Reserve for losses and loss expenses	9,541,963	9,716,487	(1.8%)
	Total shareholders’ equity	$6,230,365	$5,950,259	4.7%

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$0.06	$0.41	(85.4%)
	Diluted earnings per common share	0.06	0.41	(85.4%)
	Non-GAAP operating income per common share - diluted [b]	$0.59	$1.07	(44.9%)
	Weighted average common shares outstanding	86,022	94,035	(8.5%)
	Diluted weighted average common shares outstanding	86,793	94,853	(8.5%)
	Book value per common share	$59.93	$57.32	4.6%
	Diluted book value per common share (treasury stock method)	58.89	56.04	5.1%
	Diluted tangible book value per common share (treasury stock method) [a]	57.92	55.13	5.1%
	Accumulated dividends declared per common share	$12.01	$10.55	13.8%

FINANCIAL RATIOS	ROACE [c]	0.4%	2.9%	(2.5)	pts
	Non-GAAP operating ROACE [d]	4.0%	7.7%	(3.7)	pts
	Net loss and loss expense ratio	64.7%	55.3%	9.4	pts
	Acquisition cost ratio	20.2%	20.0%	0.2	pts
	General and administrative expense ratio	17.2%	16.6%	0.6	pts
	Combined ratio	102.1%	91.9%	10.2	pts

INVESTMENT DATA	Total assets	$21,246,967	$20,978,190	1.3%
	Total cash and invested assets [e]	14,567,653	14,521,914	0.3%
	Net investment income	98,664	49,164	100.7%
	Net realized investment losses	$(25,050)	$(66,508)	(62.3%)
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [f]	1.1%	1.3%	(0.2)	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [f]	1.0%	1.3%	(0.3)	pts
	Return on other investments [g]	2.4%	(3.2%)	5.6	pts
	Book yield of fixed maturities	2.7%	2.5%	0.2	pts

[a]
Non-GAAP Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 26 for reconciliation of non-GAAP operating income to net income available to common shareholders and page 27 for diluted tangible book value per common share to diluted book value per common share.

[b]	Non-GAAP Operating income per common share - diluted, is calculated by dividing non-GAAP operating income for the period by diluted weighted average common shares and share equivalents.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[d]
Non-GAAP Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing non-GAAP operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Non-GAAP Operating income for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]
In calculating total return, we include net investment income, net realized investment gains (losses), interest in income (loss) of equity method investments and the change in unrealized gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015
UNDERWRITING REVENUES
Gross premiums written	$1,911,871	$730,650	$959,962	$1,320,434	$1,959,161	$1,678,932
Premiums ceded	(402,912)	(266,263)	(364,531)	(313,084)	(273,355)	(223,386)
Net premiums written	1,508,959	464,387	595,431	1,007,350	1,685,806	1,455,546

Gross premiums earned	1,245,669	1,213,623	1,214,826	1,197,722	1,136,222	1,114,311
Ceded premiums expensed	(306,966)	(291,744)	(280,411)	(250,732)	(233,882)	(210,258)
Net premiums earned	938,703	921,879	934,415	946,990	902,340	904,053
Other insurance related income (loss)	(3,783)	2,372	5,944	(892)	(203)	7,676
Total underwriting revenues	934,920	924,251	940,359	946,098	902,137	911,729

UNDERWRITING EXPENSES
Net losses and loss expenses	606,942	540,612	532,328	632,294	498,962	512,328
Acquisition costs	189,792	187,305	189,810	189,125	180,635	171,542
Underwriting-related general and administrative expenses [a]	121,801	130,069	114,223	114,819	123,589	127,069
Total underwriting expenses	918,535	857,986	836,361	936,238	803,186	810,939

UNDERWRITING INCOME [b]	16,385	66,265	103,998	9,860	98,951	100,790

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	98,664	95,517	116,923	91,730	49,164	92,107
Net realized investment gains (losses)	(25,050)	(20,229)	5,205	21,010	(66,508)	(42,553)
Interest expense and financing costs	(12,791)	(12,774)	(12,839)	(12,914)	(12,833)	(12,257)
Total other operating revenues (expenses)	60,823	62,514	109,289	99,826	(30,177)	37,297

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	(21,465)	51,514	13,795	56,602	(616)	63,220
Corporate expenses [a]	(39,459)	(33,095)	(28,683)	(31,927)	(26,312)	(36,172)
Total other (expenses) revenues	(60,924)	18,419	(14,888)	24,675	(26,928)	27,048

INCOME BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	16,284	147,198	198,399	134,361	41,846	165,135

Income tax (expense) benefit	9,337	1,373	(9,352)	(4,901)	6,540	690
Interest in loss of equity method investments	(5,766)	340	(2,434)	—	—	—

NET INCOME	19,855	148,911	186,613	129,460	48,386	165,825

Preferred share dividends	(14,841)	(16,690)	(9,969)	(9,969)	(9,969)	(10,022)
Loss on repurchase of preferred shares	—	(1,309)	—	—	—	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,014	$130,912	$176,644	$119,491	$38,417	$155,803

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	64.7%	58.6%	57.0%	66.8%	55.3%	56.7%
Acquisition cost ratio	20.2%	20.3%	20.3%	20.0%	20.0%	19.0%
General and administrative expense ratio [a]	17.2%	17.8%	15.3%	15.4%	16.6%	18.0%
Combined ratio	102.1%	96.7%	92.6%	102.2%	91.9%	93.7%

Weighted average basic shares outstanding	86,022	87,552	89,621	91,926	94,035	99,910
Weighted average diluted shares outstanding	86,793	88,474	90,351	92,558	94,853	101,139
Basic earnings per common share	$0.06	$1.50	$1.97	$1.30	$0.41	$1.56
Diluted earnings per common share	$0.06	$1.48	$1.96	$1.29	$0.41	$1.54
ROACE (annualized)	0.4%	9.9%	13.2%	9.0%	2.9%	11.8%
Non-GAAP operating ROACE (annualized)	4.0%	7.6%	12.0%	3.6%	7.7%	10.3%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income (loss) before income taxes and interest in income (loss) of equity method investments) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended March 31, 2017			Quarter ended March 31, 2016
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$694,006	$1,217,865	$1,911,871	$653,349	$1,305,812	$1,959,161
Net premiums written	505,329	1,003,630	1,508,959	473,163	1,212,643	1,685,806

Gross premiums earned	679,105	566,564	1,245,669	635,665	500,557	1,136,222
Ceded premiums expensed	(220,675)	(86,291)	(306,966)	(196,987)	(36,895)	(233,882)
Net premiums earned	458,430	480,273	938,703	438,678	463,662	902,340
Other insurance related income (loss)	42	(3,825)	(3,783)	137	(340)	(203)
Total underwriting revenues	458,472	476,448	934,920	438,815	463,322	902,137

UNDERWRITING EXPENSES
Net losses and loss expenses	286,903	320,039	606,942	274,405	224,557	498,962
Acquisition costs	68,157	121,635	189,792	61,398	119,237	180,635
Underwriting-related general and administrative expenses	90,448	31,353	121,801	85,576	38,013	123,589
Total underwriting expenses	445,508	473,027	918,535	421,379	381,807	803,186

UNDERWRITING INCOME	$12,964	$3,421	$16,385	$17,436	$81,515	$98,951

KEY RATIOS
Current accident year loss ratio	64.5%	70.0%	67.3%	63.1%	63.1%	63.1%
Prior period reserve development	(1.9%)	(3.4%)	(2.6%)	(0.5%)	(14.7%)	(7.8%)
Net loss and loss expense ratio	62.6%	66.6%	64.7%	62.6%	48.4%	55.3%
Acquisition cost ratio	14.9%	25.3%	20.2%	14.0%	25.7%	20.0%
Underwriting-related general and administrative expense ratio	19.7%	6.6%	13.0%	19.5%	8.2%	13.7%
Corporate expense ratio			4.2%			2.9%
Combined ratio	97.2%	98.5%	102.1%	96.1%	82.3%	91.9%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015

INSURANCE SEGMENT
Property	$144,564	$150,511	$164,605	$211,183	$146,592	$129,624
Marine	65,601	34,311	33,677	84,089	73,532	91,586
Terrorism	11,814	10,056	9,394	11,650	7,046	7,935
Aviation	14,583	16,062	9,684	8,326	19,101	10,014
Credit and Political Risk	16,172	15,631	5,423	19,960	8,917	8,117
Professional Lines	155,469	254,942	204,926	240,040	145,451	150,422
Liability	90,603	94,233	108,447	118,464	83,886	82,667
Accident and Health	195,200	31,700	139,274	90,305	168,824	122,359
TOTAL INSURANCE SEGMENT	694,006	607,446	675,430	784,017	653,349	602,724

REINSURANCE SEGMENT
Catastrophe	185,935	8,193	46,338	123,507	146,847	131,216
Property	194,541	(1,020)	61,957	45,424	176,174	182,012
Professional Lines	77,012	33,309	19,479	126,840	88,774	65,024
Credit and Surety	119,925	3,975	36,174	20,816	258,111	191,357
Motor	291,423	7,683	13,344	3,638	321,422	297,690
Liability	111,821	57,109	91,387	124,003	149,990	89,772
Agriculture	149,191	6,963	1,286	87,372	62,657	69,729
Engineering	40,533	12,173	13,588	8,342	34,789	38,059
Marine and Other	47,484	(5,181)	979	(3,525)	67,048	11,349
TOTAL REINSURANCE SEGMENT	1,217,865	123,204	284,532	536,417	1,305,812	1,076,208

CONSOLIDATED TOTAL	$1,911,871	$730,650	$959,962	$1,320,434	$1,959,161	$1,678,932

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015
UNDERWRITING REVENUES
Gross premiums written	$694,006	$607,446	$675,430	$784,017	$653,349	$602,724
Net premiums written	505,329	374,068	433,131	526,764	473,163	436,740

Gross premiums earned	679,105	680,000	668,820	656,107	635,665	638,348
Ceded premiums expensed	(220,675)	(225,328)	(224,129)	(216,828)	(196,987)	(190,881)
Net premiums earned	458,430	454,672	444,691	439,279	438,678	447,467
Other insurance related income (loss)	42	146	39	(234)	137	—
Total underwriting revenues	458,472	454,818	444,730	439,045	438,815	447,467

UNDERWRITING EXPENSES
Net losses and loss expenses	286,903	288,161	273,226	306,141	274,405	285,773
Acquisition costs	68,157	66,138	61,755	61,829	61,398	64,455
General and administrative expenses	90,448	94,205	84,588	82,487	85,576	87,689
Total underwriting expenses	445,508	448,504	419,569	450,457	421,379	437,917

UNDERWRITING INCOME (LOSS)	$12,964	$6,314	$25,161	$(11,412)	$17,436	$9,550

KEY RATIOS
Current accident year loss ratio	64.5%	66.2%	66.1%	74.3%	63.1%	64.6%
Prior period reserve development	(1.9%)	(2.8%)	(4.7%)	(4.6%)	(0.5%)	(0.7%)
Net loss and loss expense ratio	62.6%	63.4%	61.4%	69.7%	62.6%	63.9%
Acquisition cost ratio	14.9%	14.5%	13.9%	14.1%	14.0%	14.4%
General and administrative expense ratio	19.7%	20.7%	19.1%	18.7%	19.5%	19.6%
Combined ratio	97.2%	98.6%	94.4%	102.5%	96.1%	97.9%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015
UNDERWRITING REVENUES
Gross premiums written	$1,217,865	$123,204	$284,532	$536,417	$1,305,812	$1,076,208
Net premiums written	1,003,630	90,319	162,300	480,586	1,212,643	1,018,806

Gross premiums earned	566,564	533,623	546,006	541,615	500,557	475,963
Ceded premiums expensed	(86,291)	(66,416)	(56,282)	(33,904)	(36,895)	(19,377)
Net premiums earned	480,273	467,207	489,724	507,711	463,662	456,586
Other insurance related income (loss)	(3,825)	2,226	5,905	(658)	(340)	7,676
Total underwriting revenues	476,448	469,433	495,629	507,053	463,322	464,262

UNDERWRITING EXPENSES
Net losses and loss expenses	320,039	252,451	259,102	326,153	224,557	226,555
Acquisition costs	121,635	121,167	128,055	127,296	119,237	107,087
General and administrative expenses	31,353	35,864	29,635	32,332	38,013	39,380
Total underwriting expenses	473,027	409,482	416,792	485,781	381,807	373,022

UNDERWRITING INCOME	$3,421	$59,951	$78,837	$21,272	$81,515	$91,240

KEY RATIOS
Current accident year loss ratio	70.0%	65.9%	64.2%	75.6%	63.1%	61.2%
Prior period reserve development	(3.4%)	(11.9%)	(11.3%)	(11.4%)	(14.7%)	(11.6%)
Net loss and loss expense ratio	66.6%	54.0%	52.9%	64.2%	48.4%	49.6%
Acquisition cost ratio	25.3%	25.9%	26.1%	25.1%	25.7%	23.5%
General and administrative expense ratio	6.6%	7.7%	6.1%	6.4%	8.2%	8.6%
Combined ratio	98.5%	87.6%	85.1%	95.7%	82.3%	81.7%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT - STRATEGIC CAPITAL PARTNERS

	Quarter ended March 31,
TOTAL MANAGED PREMIUMS [a]	2017	2016
Total Managed Premiums	$1,217,865	$1,305,812
Premiums ceded to Harrington Re	60,434	—
Premiums ceded to Other Strategic Capital Partners	153,801	93,169
Net premiums written	$1,003,630	$1,212,643

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$11,142	$4,011

[a]
Total managed premiums represented gross premiums written by the AXIS Reinsurance segment of $1,217,865 and $1,305,812 for the three months ended March 31, 2017 and 2016, respectively, including premiums written on behalf of our strategic capital partners.

[b]
Fee income from strategic capital partners represents services fees and reimbursement of expenses earned by the AXIS Reinsurance segment from its strategic capital partners. Fee income from strategic capital partners is included in other insurance related income and in general and administrative expenses beginning in the quarter ended September 30, 2016. For prior periods fee income from strategic capital partners is included in acquisition costs.

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015

Fixed maturities	$77,407	$76,036	$75,827	$77,621	$75,975	$66,088
Other investments	18,962	16,744	38,248	14,401	(26,878)	30,935
Equity securities	3,478	3,462	4,633	3,065	5,145	1,676
Mortgage loans	2,477	2,313	2,191	1,807	1,684	13
Cash and cash equivalents	3,095	2,138	3,768	1,868	1,434	1,099
Short-term investments	438	1,353	337	165	206	69

Gross investment income	105,857	102,046	125,004	98,927	57,566	99,880
Investment expenses	(7,193)	(6,529)	(8,081)	(7,197)	(8,402)	(7,773)

Net investment income	$98,664	$95,517	$116,923	$91,730	$49,164	$92,107

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2017	2016	2016	2016	2016	2015
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,191,529	$11,397,114	$11,566,860	$11,563,216	$11,838,068	$12,012,894
Equity securities, available for sale, at fair value	653,419	638,744	644,344	626,371	637,325	601,329
Mortgage loans, held for investment, at amortized cost and fair value	339,855	349,969	332,753	327,315	267,589	9,935
Other investments, at fair value	780,395	830,219	847,262	865,406	859,639	939,006
Equity method investments	111,233	116,000	111,295	113,729	11,022	9,888
Short-term investments, at amortized cost and fair value	13,338	127,461	39,877	41,086	29,540	38,373
Total investments	13,089,769	13,459,507	13,542,391	13,537,123	13,643,183	13,611,425
Cash and cash equivalents	1,451,570	1,241,507	1,077,263	993,472	952,311	1,183,782
Accrued interest receivable	69,649	74,971	71,096	71,770	71,475	79,706
Insurance and reinsurance premium balances receivable	2,891,811	2,313,512	2,694,976	2,885,606	2,690,400	2,255,036
Reinsurance recoverable on paid and unpaid losses	2,070,341	2,334,922	2,336,741	2,270,776	2,116,090	1,952,371
Deferred acquisition costs	609,773	438,636	545,618	624,638	646,919	616,785
Prepaid reinsurance premiums	645,663	556,344	582,551	498,299	436,382	357,042
Receivable for investments sold	40,448	14,123	2,285	3,569	1,614	13,432
Goodwill and intangible assets	84,613	85,049	85,501	85,954	86,446	88,508
Other assets	293,330	295,120	283,969	278,233	333,370	258,462
TOTAL ASSETS	$21,246,967	$20,813,691	$21,222,391	$21,249,440	$20,978,190	$20,416,549

LIABILITIES
Reserve for losses and loss expenses	$9,541,963	$9,697,827	$9,874,807	$9,782,304	$9,716,487	$9,443,222
Unearned premiums	3,629,354	2,969,498	3,453,655	3,708,603	3,586,307	3,287,920
Insurance and reinsurance balances payable	514,356	493,183	461,519	416,017	344,181	300,029
Senior notes	993,229	992,950	992,633	992,361	992,091	991,045
Payable for investments purchased	83,783	62,550	141,245	144,040	135,647	196,526
Other liabilities	253,917	325,313	272,874	241,932	253,218	220,644
TOTAL LIABILITIES	15,016,602	14,541,321	15,196,733	15,285,257	15,027,931	14,439,386

SHAREHOLDERS’ EQUITY
Preferred shares	1,126,074	1,126,074	625,000	625,000	625,000	627,843
Common shares	2,206	2,206	2,206	2,206	2,206	2,200
Additional paid-in capital	2,276,671	2,299,857	2,307,866	2,302,557	2,296,533	2,287,065
Accumulated other comprehensive income (loss)	699	(121,841)	98,505	63,089	17,646	(17,070)
Retained earnings	6,499,262	6,527,627	6,430,573	6,285,803	6,198,932	5,842,239
Treasury shares, at cost	(3,674,547)	(3,561,553)	(3,438,492)	(3,314,472)	(3,190,058)	(2,765,114)
TOTAL SHAREHOLDERS' EQUITY	6,230,365	6,272,370	6,025,658	5,964,183	5,950,259	5,977,163

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,246,967	$20,813,691	$21,222,391	$21,249,440	$20,978,190	$20,416,549

Basic common shares outstanding	85,170	86,441	88,439	90,654	92,903	100,219
Diluted common shares outstanding	86,670	88,317	90,363	92,667	95,031	102,924
Book value per common share	$59.93	$59.54	$61.07	$58.90	$57.32	$53.38
Diluted book value per common share	58.89	58.27	59.77	57.62	56.04	51.97
Diluted tangible book value per common share	$57.92	$57.31	$58.82	$56.69	$55.13	$51.11
Debt to total capital [a]	13.7%	13.7%	14.1%	14.3%	14.3%	14.2%
Debt and preferred equity to total capital	29.3%	29.2%	23.0%	23.2%	23.3%	23.2%

[a]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At March 31, 2017

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,720,234	$2,822	$(18,016)	$1,705,040	11.5%
Non-U.S. government	569,044	6,287	(24,210)	551,121	3.8%
Corporate debt	4,441,008	46,535	(49,426)	4,438,117	30.5%
Agency RMBS	2,289,345	11,062	(30,695)	2,269,712	15.6%
CMBS	679,060	5,456	(3,415)	681,101	4.7%
Non-Agency RMBS	51,459	1,698	(1,642)	51,515	0.4%
ABS	1,360,675	3,792	(1,816)	1,362,651	9.4%
Municipals	131,238	1,708	(674)	132,272	0.9%
Total fixed maturities	11,242,063	79,360	(129,894)	11,191,529	76.8%

Equity securities, available for sale
Common stocks	379	235	(340)	274	—%
Exchange traded funds	457,562	68,761	—	526,323	3.6%
Bond mutual funds	133,618	—	(6,796)	126,822	0.9%
Total equity securities	591,559	68,996	(7,136)	653,419	4.5%

Total available for sale investments	$11,833,622	$148,356	$(137,030)	11,844,948	81.3%

Mortgage loans, held for investment				339,855	2.3%

Other investments (see below)				780,395	5.4%

Equity method investments				111,233	0.8%

Short-term investments				13,338	0.1%

Total investments				13,089,769	89.9%

Cash and cash equivalents [a]				1,451,570	10.0%

Accrued interest receivable				69,649	0.5%

Net receivable/(payable) for investments sold (purchased)				(43,335)	(0.4%)

Total cash and invested assets				$14,567,653	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$56,982	7.3%
Multi-strategy funds				307,575	39.4%
Event-driven funds				50,242	6.4%
Direct lending funds				178,390	22.9%
Real estate funds				17,971	2.3%
Private equity funds				72,465	9.3%
Other privately held investments				42,378	5.4%
Collateralized loan obligations - equity tranches				54,392	7.0%
Total				$780,395	100.0%

[a]	Includes $286 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	11.5%	11.4%	10.8%	10.5%	10.7%	10.1%
Non-U.S. government	3.8%	3.8%	4.0%	4.4%	5.0%	5.9%
Corporate debt	30.5%	31.2%	31.4%	30.4%	30.4%	30.6%
MBS:
Agency RMBS	15.6%	16.7%	17.3%	16.5%	16.7%	14.9%
CMBS	4.7%	4.5%	6.1%	7.5%	7.6%	7.7%
Non-agency RMBS	0.4%	0.4%	0.5%	0.6%	0.7%	0.5%
ABS	9.4%	8.3%	8.5%	9.0%	9.2%	10.1%
Municipals	0.9%	1.1%	0.9%	1.1%	1.1%	1.4%

Total Fixed Maturities	76.8%	77.4%	79.5%	80.0%	81.4%	81.2%
Equity securities	4.5%	4.3%	4.4%	4.3%	4.4%	4.1%
Mortgage loans	2.3%	2.4%	2.3%	2.3%	1.8%	0.1%
Other investments	5.4%	5.6%	5.8%	6.0%	5.9%	6.3%
Equity method investments	0.8%	0.8%	0.8%	0.8%	0.1%	0.1%
Short-term investments	0.1%	0.9%	0.3%	0.2%	0.3%	0.3%

Total Investments	89.9%	91.4%	93.1%	93.6%	93.9%	92.1%
Cash and cash equivalents	10.0%	8.4%	7.4%	6.9%	6.6%	8.6%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(0.4%)	(0.3%)	(1.0%)	(1.0%)	(1.0%)	(1.2%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	15.2%	14.5%	13.5%	13.1%	13.3%	12.4%
AAA	37.8%	36.5%	37.7%	37.9%	37.9%	36.9%
AA	8.7%	9.9%	10.1%	10.5%	11.3%	10.6%
A	14.7%	15.3%	15.3%	16.0%	16.8%	18.5%
BBB	14.1%	13.7%	13.9%	13.2%	11.7%	12.6%
Below BBB	9.5%	10.1%	9.5%	9.3%	9.0%	9.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	2.9%	2.7%	3.0%	2.8%	2.4%	4.2%
From one to five years	35.8%	33.8%	32.9%	32.6%	33.7%	36.2%
From five to ten years	19.7%	22.0%	20.2%	19.8%	19.1%	16.8%
Above ten years	2.6%	2.8%	3.1%	2.9%	2.8%	2.0%
Asset-backed and mortgage-backed securities	39.0%	38.7%	40.8%	41.9%	42.0%	40.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.7%	2.6%	2.6%	2.6%	2.5%	2.5%
Yield to maturity of fixed maturities	2.7%	2.8%	2.3%	2.3%	2.5%	2.2%
Average duration of fixed maturities (inclusive of duration hedges)	3.3 yrs	3.5 yrs	3.2 yrs	3.1 yrs	3.1 yrs	3.0 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At March 31, 2017

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Netherlands	$26,335		$27,351	$84,755	$—	$112,106	$—	$—	$—	$138,441	$—		$138,441
Germany	40,691		4,729	18,749	6,159	29,637	—	—	—	70,328	—		70,328
Luxembourg	—		—	42,642	—	42,642	—	—	—	42,642	—		42,642
France	—		9,937	21,224	—	31,161	—	—	—	31,161	—		31,161
Ireland	—		10,285	13,106	—	23,391	—	—	4,233	27,624	—		27,624
Spain	—		6,695	1,885	—	8,580	—	—	—	8,580	—		8,580
Supranational [a]	7,310		—	—	—	—	—	—	—	7,310	—		7,310
Belgium	—		543	5,021	—	5,564	—	—	—	5,564	—		5,564
Italy	—		330	1,720	—	2,050	—	—	—	2,050	—		2,050
Austria	—		477	1,291	—	1,768	—	—	—	1,768	—		1,768
Other [b]	—		—	—	—	—	—	—	—	—	69,554		69,554
Total eurozone	74,336		60,347	190,393	6,159	256,899	—	—	4,233	335,468	69,554		405,022
Other concentrations:
United Kingdom	140,736		38,924	115,369	19,845	174,138	—	12,888	—	327,762	13,437		341,199
Canada	95,222		79,576	78,660	65,447	223,683	—	—	5,889	324,794	—		324,794
Australia	70,328		70,599	15,646	—	86,245	—	—	—	156,573	—		156,573
Japan	—		91,147	3,634	—	94,781	—	—	—	94,781	25,534		120,315
Mexico	40,648		—	1,809	—	1,809	—	—	—	42,457	—		42,457
Other	129,851		16,210	73,222	11,544	100,976	—	—	—	230,827	31,391	[c]	262,218
Total other concentrations	476,785		296,456	288,340	96,836	681,632	—	12,888	5,889	1,177,194	70,362		1,247,556

Total Non-U.S. concentrations	551,121		356,803	478,733	102,995	938,531	—	12,888	10,122	1,512,662	139,916		1,652,578

United States	1,634,937	[d]	1,349,108	2,150,478	—	3,499,586	2,269,712	719,728	1,352,529	9,476,492	513,503	[e]	9,989,995
United States agencies	70,103		—	—	—	—	—	—	—	70,103	—		70,103
United States local governments	132,272		—	—	—	—	—	—	—	132,272	—		132,272
Total U.S. concentrations	1,837,312		1,349,108	2,150,478	—	3,499,586	2,269,712	719,728	1,352,529	9,678,867	513,503		10,192,370

Totals	$2,388,433		$1,705,911	$2,629,211	$102,995	$4,438,117	$2,269,712	$732,616	$1,362,651	$11,191,529	$653,419		$11,844,948

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in an exchange-traded fund ("ETF"). The primary countries of risk for this underlying security are countries within the eurozone.

[c]	Represents exchange-traded funds ("ETFs") designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETFs designed to track the S&P 500 and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At March 31, 2017

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$940,977	21.2%	6.5%
Foreign banking [a]	264,389	6.0%	1.8%
Corporate/commercial finance	231,580	5.2%	1.6%
Insurance	119,784	2.7%	0.8%
Investment brokerage	17,275	0.4%	0.1%
Total financial institutions	1,574,005	35.5%	10.8%
Consumer non-cyclicals	474,288	10.7%	3.3%
Consumer cyclical	336,105	7.6%	2.3%
Communications	249,001	5.6%	1.7%
Technology	218,590	4.9%	1.5%
Energy	179,665	4.0%	1.2%
Transportation	115,668	2.6%	0.8%
Industrials	109,146	2.5%	0.7%
Non-U.S. government guaranteed [b]	102,994	2.3%	0.7%
Utilities	101,242	2.3%	0.7%
Total investment grade	3,460,704	78.0%	23.7%

Total non-investment grade	977,413	22.0%	6.8%

Total corporate debt	$4,438,117	100.0%	30.5%

[a]	Located in Japan, Canada, Australia, United Kingdom, Switzerland, Chile, Jersey, Norway, Germany, Netherlands and France.

[b]	Includes $6 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At March 31, 2017

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
MORGAN STANLEY	$123,030	$(1,022)	$122,008	1.1%
GOLDMAN SACHS GROUP	121,510	(936)	120,574	1.1%
JP MORGAN CHASE & CO	117,874	(793)	117,081	1.0%
WELLS FARGO & COMPANY	110,732	(950)	109,782	1.0%
BANK OF AMERICA CORP	82,812	(847)	81,965	0.7%
FORD MOTOR COMPANY	61,434	(1,660)	59,774	0.5%
ANHEUSER-BUSCH INBEV	54,767	(179)	54,588	0.5%
VERIZON COMMUNICATIONS INC	51,740	(1,075)	50,665	0.5%
AT&T INC	44,894	(94)	44,800	0.4%
AMERICAN EXPRESS COMPANY	43,739	223	43,962	0.4%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At March 31, 2017

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,269,712	$20,104	$940	$3,462	$7,854	$19,155	$2,321,227
Commercial MBS	127,740	407,242	96,641	43,649	5,660	169	681,101
ABS	—	1,027,205	256,565	47,679	22,933	8,269	1,362,651

Total mortgage-backed and asset-backed securities	$2,397,452	$1,454,551	$354,146	$94,790	$36,447	$27,593	$4,364,979

Percentage of total	54.9%	33.3%	8.1%	2.2%	0.8%	0.7%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$26,009	$40,413	$32,853	$32,499	$36,414	$23,788
Reinsurance	15,301	18,400	27,096	16,257	8,275	7,944
Total	$41,310	$58,813	$59,949	$48,756	$44,689	$31,732

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$576,914	$723,265	$712,987	$712,844	$667,601	$576,718
Reinsurance	39,069	36,326	31,789	31,324	27,939	936
Total	$615,983	$759,591	$744,776	$744,168	$695,540	$577,654

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,366,078	$1,489,953	$1,523,537	$1,480,265	$1,384,417	$1,326,362
Reinsurance	67,121	46,955	28,700	17,880	12,002	33,509
Total	$1,433,199	$1,536,908	$1,552,237	$1,498,145	$1,396,419	$1,359,871

Provision against reinsurance recoverables:
Insurance	$(20,017)	$(19,889)	$(20,087)	$(20,233)	$(20,558)	$(16,886)
Reinsurance	(134)	(501)	(134)	(60)	—	—
Total	$(20,151)	$(20,390)	$(20,221)	$(20,293)	$(20,558)	$(16,886)

Net reinsurance recoverables:
Insurance	$1,948,984	$2,233,742	$2,249,290	$2,205,375	$2,067,874	$1,909,982
Reinsurance	121,357	101,180	87,451	65,401	48,216	42,389
Total	$2,070,341	$2,334,922	$2,336,741	$2,270,776	$2,116,090	$1,952,371

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At March 31, 2017

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,354,455	$(17,436)	$1,337,019	71.3%	21.5%	$(14,061)	1.0%	$1,340,394
Other reinsurers balances > $20 million	420,951	(113,696)	307,255	16.4%	4.9%	(3,091)	0.7%	417,860
Other reinsurers balances < $20 million	315,087	(84,516)	230,571	12.3%	3.7%	(2,999)	1.0%	312,088
Total	$2,090,493	$(215,648)	$1,874,845	100.0%	30.1%	$(20,151)	1.0%	$2,070,342
At March 31, 2017, 96.3% (December 31, 2016: 96.7%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Swiss Reinsurance America Corporation	18.0%	5.4%
Transatlantic Reinsurance Company	10.5%	3.2%
Partner Reinsurance Company of the US	10.1%	3.0%
Lloyds of London	7.8%	2.3%
Berkley Insurance Company	5.2%	1.6%
Hannover Ruck SE	4.4%	1.3%
Everest Reinsurance Company	4.2%	1.3%
Liberty Mutual Insurance Company	3.8%	1.2%
Munich Reinsurance America, Inc	3.8%	1.1%
Ace Property & Casualty Insurance Company	3.5%	1.1%
	71.3%	21.5%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended March 31, 2017			Quarter ended March 31, 2016
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,697,827	$(2,276,109)	$7,421,718	$9,646,285	$(2,031,309)	$7,614,976
Incurred	775,201	(168,259)	606,942	627,694	(128,732)	498,962
Paid	(761,649)	209,124	(552,525)	(652,268)	95,996	(556,272)
Foreign exchange and other	(169,416)	206,213	36,797	94,776	(7,356)	87,420

End of period [a]	$9,541,963	$(2,029,031)	$7,512,932	$9,716,487	$(2,071,401)	$7,645,086

[a]
At March 31, 2017, the gross reserve for losses and loss expenses included IBNR of $6,299 million, or 66%, of total gross reserves for loss and loss expenses. At December 31, 2016, the comparable amount was $6,339 million, or 65%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended March 31, 2017			Quarter ended March 31, 2016
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$517,708	$243,941	$761,649	$339,388	$312,880	$652,268
Reinsurance recoveries	(203,766)	(5,358)	(209,124)	(87,190)	(8,806)	(95,996)

Net losses paid	313,942	238,583	552,525	252,198	304,074	556,272

Change in:
Reported case reserves	(71,825)	(1,164)	(72,989)	5,668	(76,050)	(70,382)
IBNR	(18,949)	105,490	86,541	46,851	(1,043)	45,808
Reinsurance recoveries on unpaid loss and loss expense reserves	63,735	(22,870)	40,865	(30,312)	(2,424)	(32,736)

Total net incurred losses and loss expenses	$286,903	$320,039	$606,942	$274,405	$224,557	$498,962

Gross reserve for losses and loss expenses	$5,055,410	$4,486,553	$9,541,963	$5,364,671	$4,351,816	$9,716,487

Net favorable prior year reserve development	$8,619	$16,174	$24,793	$2,427	$67,967	$70,394

Key Ratios

Net paid to net incurred percentage	109.4%	74.5%	91.0%	91.9%	135.4%	111.5%

Net paid losses / Net premiums earned	68.5%	49.7%	58.9%	57.5%	65.6%	61.6%
Change in net loss and loss expense reserves / Net premiums earned	(5.9%)	16.9%	5.8%	5.1%	(17.2%)	(6.3%)
Net loss and loss expense ratio	62.6%	66.6%	64.7%	62.6%	48.4%	55.3%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015

Gross losses paid	$517,708	$456,485	$365,160	$348,028	$339,388	$274,589
Reinsurance recoveries	(203,766)	(121,990)	(102,625)	(102,793)	(87,190)	(69,075)

Net losses paid	313,942	334,495	262,535	245,235	252,198	205,514

Change in:
Reported case reserves	(71,825)	37,738	(5,561)	80,645	5,668	24,888
IBNR	(18,949)	(88,366)	55,505	(22,023)	46,851	68,071
Reinsurance recoveries on unpaid loss and loss expense reserves	63,735	4,294	(39,253)	2,284	(30,312)	(12,700)

Total net incurred losses and loss expenses	$286,903	$288,161	$273,226	$306,141	$274,405	$285,773

Gross reserve for losses and loss expenses	$5,055,410	$5,345,655	$5,430,238	$5,384,944	$5,364,671	$5,112,243

Net favorable prior year reserve development	$8,619	$12,725	$20,688	$20,066	$2,427	$3,361

Key Ratios

Net paid to net incurred percentage	109.4%	116.1%	96.1%	80.1%	91.9%	71.9%

Net paid losses/Net premiums earned	68.5%	73.6%	59.0%	55.8%	57.5%	45.9%
Change in net loss and loss expense reserves / Net premiums earned	(5.9%)	(10.2%)	2.4%	13.9%	5.1%	18.0%
Net loss and loss expense ratio	62.6%	63.4%	61.4%	69.7%	62.6%	63.9%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015

Gross losses paid	$243,941	$297,741	$231,506	$286,391	$312,880	$304,704
Reinsurance recoveries	(5,358)	(8,284)	(5,463)	(8,579)	(8,806)	(12,661)

Net losses paid	238,583	289,457	226,043	277,812	304,074	292,043

Change in:
Reported case reserves	(1,164)	37,735	20,139	11,968	(76,050)	(22,906)
IBNR	105,490	(50,686)	23,473	46,615	(1,043)	(46,764)
Reinsurance recoveries on unpaid loss and loss expense reserves	(22,870)	(24,055)	(10,553)	(10,242)	(2,424)	4,182

Total net incurred losses and loss expenses	$320,039	$252,451	$259,102	$326,153	$224,557	$226,555

Gross reserve for losses and loss expenses	$4,486,553	$4,352,172	$4,444,569	$4,397,360	$4,351,816	$4,330,979

Net favorable prior year reserve development	$16,174	$55,522	$55,331	$57,653	$67,967	$52,705

Key Ratios

Net paid to net incurred percentage	74.5%	114.7%	87.2%	85.2%	135.4%	128.9%

Net paid losses / Net premiums earned	49.7%	62.0%	46.2%	54.7%	65.6%	64.0%
Change in net loss and loss expense reserves / Net premiums earned	16.9%	(8.0%)	6.7%	9.5%	(17.2%)	(14.3%)
Net loss and loss expense ratio	66.6%	54.0%	52.9%	64.2%	48.4%	50.8%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF APRIL 1, 2017

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$462	$541	$818
Northeast	U.S. Hurricane	40	108	257
Mid-Atlantic	U.S. Hurricane	109	259	468
Gulf of Mexico	U.S. Hurricane	336	409	481
California	Earthquake	378	446	547
Europe	Windstorm	155	217	277
Japan	Earthquake	133	165	265
Japan	Windstorm	47	82	123
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at April 1, 2017. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.5 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.5 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.5 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended March 31,
	2017	2016

Net income available to common shareholders	$5,014	$38,417

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	86,022	94,035
Dilutive share equivalents:
Stock compensation plans	771	818
Weighted average shares outstanding - diluted	86,793	94,853

EARNINGS PER COMMON SHARE
Basic	$0.06	$0.41
Diluted	$0.06	$0.41

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 2015

Net income available to common shareholders	$5,014	$130,912	$176,644	$119,491	$38,417	$155,803

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	86,441	88,439	90,654	92,903	96,066	99,426
Shares issued, including those sourced from treasury	958	11	37	88	747	1,083
Shares repurchased for treasury	(2,229)	(2,009)	(2,252)	(2,337)	(3,910)	(290)
Common shares - at end of period	85,170	86,441	88,439	90,654	92,903	100,219

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	86,022	87,552	89,621	91,926	94,035	99,910
Dilutive share equivalents:
Stock compensation plans	771	922	730	632	818	1,229
Weighted average shares outstanding - diluted	86,793	88,474	90,351	92,558	94,853	101,139

EARNINGS PER COMMON SHARE
Basic	$0.06	$1.50	$1.97	$1.30	$0.41	$1.56
Diluted	$0.06	$1.48	$1.96	$1.29	$0.41	$1.54

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At March 31, 2017

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$67.03

Book value per common share	$5,104,291	85,170	$59.93

Dilutive securities: [b]
Restricted units		1,500	(1.04)
Diluted book value per common share	$5,104,291	86,670	$58.89

	At December 31, 2016

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$65.27

Book value per common share	$5,146,296	86,441	$59.54

Dilutive securities: [b]
Restricted units		1,876	(1.27)
Diluted book value per common share	$5,146,296	88,317	$58.27

[a]	Under this method unvested restricted stock units are added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

AXIS Capital Holdings Limited
NON-GAAP OPERATING INCOME [a]

NON-GAAP OPERATING INCOME	Quarter ended March 31,
	2017	2016
Net income available to common shareholders	$5,014	$38,417
Adjustment for:
Net realized investment losses	25,050	66,508
Associated tax impact	(823)	(4,698)
Foreign exchange losses	21,465	616
Associated tax impact	258	431
Non-GAAP operating income	$50,964	$101,274

Net earnings per share - diluted	$0.06	$0.41
Adjustment for:
Net realized investment losses	0.29	0.70
Associated tax impact	(0.01)	(0.05)
Foreign exchange losses	0.25	0.01
Associated tax impact	—	—
Non-GAAP operating income per share - diluted	$0.59	$1.07

Weighted average common shares and common share equivalents - diluted	86,793	94,853

Average common shareholders' equity	$5,125,294	$5,282,149

Annualized return on average common equity	0.4%	2.9%

Annualized non-GAAP operating return on average common equity	4.0%	7.7%

[a]	Non-GAAP operating income is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of non-GAAP operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [a]
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2017	2016	2016	2016	2016	2015
Common shareholders' equity	$5,104,291	$5,146,296	$5,400,658	$5,339,183	$5,325,259	$5,349,320
Less: goodwill and intangible assets	(84,613)	(85,049)	(85,501)	(85,954)	(86,446)	(88,508)
Tangible common shareholders' equity	$5,019,678	$5,061,247	$5,315,157	$5,253,229	$5,238,813	$5,260,812

Outstanding diluted common shares, net of treasury shares	86,670	88,317	90,363	92,667	95,031	102,924

Diluted book value per common share	$58.89	$58.27	$59.77	$57.62	$56.04	$51.97

Diluted tangible book value per common share	$57.92	$57.31	$58.82	$56.69	$55.13	$51.11

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present non-GAAP operating income, consolidated underwriting income, underwriting-related general and administrative expenses and diluted tangible book value per common share, which are “non-GAAP financial measures” as defined in Regulation G.

Non-GAAP operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses) and foreign exchange (losses) gains. We also present diluted non-GAAP operating earnings per share and non-GAAP operating return on average common equity ("non-GAAP operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of non-GAAP operating income, diluted non-GAAP operating earnings per share and non-GAAP operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Non-GAAP Operating Income" section of this document.

Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income to income before income taxes and interest in income (loss) of equity method investments (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' section of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' section of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Diluted Tangible Book Value per Common Share' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “non-GAAP operating income” (in total and on a per share basis), “non-GAAP annualized operating ROACE” (which is based on the “non-GAAP operating income” measure), "consolidated underwriting income" (which incorporates "underwriting-related general and administrative expenses") and diluted tangible book value per common share.

Non-GAAP Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses) and foreign exchange (losses) gains to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses) and foreign exchange (losses) gains reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.